UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 1, 2005

                  Brooklyn Cheesecake & Desserts Company, Inc.
               (Exact name of Company as specified in its charter)

New York                                    1-13984                13-382215
--------                                    -------                ---------
(State or Other Jurisdiction)     (Commission File Number)      (I.R.S. Employer
of Incorporation)                                                Identification)

       20 Passaic Avenue, Fairfield, NJ                       07004
--------------------------------------------------------------------------------
   (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (973) 808-9292

                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

Effective March 1, 2005, the Company entered into an agreement for the development and launching of a commercial grade E-commerce website by BurBro Capital Inc. for the sale of the Company's cheesecakes and bake goods over the Internet. Under the terms of the agreement, the principals of BurBro and developers employed by BurBro who participate in the website design and development will receive an aggregate of 2,500,000 shares of restricted common stock of the Company; 1,050,000 shares will be issued upon commencement of the work as set forth in the agreement with the balance of 1,450,000 shares to be issued upon completion and launching of the site for commercial activity. The shares of common stock when issued will be subject to a voting rights agreement whereby the holders of the shares will provide the Company's chairman a proxy to vote the shares. The shares will be issued in accord with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended or Regulation D promulgated there under.

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01 above.


Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

10.01 Website Development and Service Agreement between the Company and Burbro Capital, Inc. dated as of March 1, 2005.

99.1  Press release issued March 7, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 7, 2005
                                     Brooklyn Cheesecake & Deserts Company, Inc.
                                     -------------------------------------------
                                     (Registrant)

                                      /s/ Ronald Schutte
                                     -------------------------------------------
                                      Ronald Schutte
                                      Chief Executive Officer and President